UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act OF 1934

Date of Report: July 15, 2013
(Date of earliest event reported)

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. Office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, Anthony K. Chan resigned as a member ("Director") of the Board of Directors ("Board") of Zoom Technologies, Inc. (the "Company") and also resigned from the position of Chief Financial Officer. Mr. Chan did not resign from the Company as a result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

On July 15, 2013, the Board elected Mr. Patrick Wong to replace Mr. Chan as a Director until the next annual meeting or special meeting convened for the purpose of electing directors or until such time as Mr. Wong is replaced by a successor.

The Board also appointed Mr. Wong to fill the positions of Chief Financial Officer ("CFO"), Corporate Secretary, and Principal Accounting Offer of the Company.

Prior to Mr. Wong's election to the Board and appointment as the CFO, he has served in the capacity of the Company's Vice President of Finance since February 2012. Mr. Wong is a Certified Public Accountant and a Chartered Accountant.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: July 16, 2013	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer